EXHIBIT 32.1
CERTIFICATION
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, Louis J. Rampino, the President and Chief Executive Officer and Patrick E. Lamb, the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of Fremont General Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of our knowledge:
     (i) the Annual Report on Form 10-K for the year ended December 31, 2005 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (ii) the financial statements and disclosures contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2006
/s/ Louis J. Rampino
Louis J. Rampino President and Chief Executive Officer

/s/ Patrick E. Lamb
Patrick E. Lamb Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)